Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 27, 2007, except as to Note 13, as to which the date is September  , 2007, in the Amendment No. 2 of the Registration Statement on Form S-1 and related Prospectus of Stewart & Stevenson LLC.
September  , 2007
Houston, Texas
The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 13 to the financial statements.
/s/ Ernst & Young LLP
August 2, 2007
Houston, Texas